Exhibit 10.37.13

September 3, 2004

Black Warrior Wireline Corp.
3748 Highway #45 North
Columbus, Mississippi 39701
Attention: William L. Jenkins

Ladies and Gentlemen:

We refer to that certain Credit Agreement dated as of September 14, 2001 (as amended, the “Credit Agreement”), by and among Black Warrior Wireline Corp., a Delaware corporation (“Borrower”), the other Credit Parties signatory thereto and General Electric Capital Corporation, a Delaware corporation (“GE Capital”), for itself, as Lender, and as Agent for Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.

You have requested that we extend the Commitment Termination Date from September 14, 2001 until November 15, 2004 and we hereby agree to such extension so long as upon your acceptance of this consentwe receive the remaining 50% of the success fee, in an amount equal to $150,000, payable to the Lenders pursuant to that certain Eighth Amendment to Credit Agreement dated as of June 16, 2004, by and among the Borrower, the other Credit Parties, the Lenders and the Agent.

You hereby acknowledge that you are actively seeking an extension of the maturity date of the Subordinated Notes beyond December 31, 2004. Additionally you acknowledge and agree that regardless of whether or not any such extensions are executed, GE Capital has not issued, does not have, and the consummation of any such extensions does not create, any commitment of GE Capital to extend the Commitment Termination Date beyond November 15, 2004.

If the foregoing is acceptable to you, kindly evidence your acceptance of and agreement to the foregoing, by signing and returning to GE Capital at least two (2) original counterparts of this letter agreement.

The consent set forth herein is limited to the matters expressly set forth herein and shall not be deemed to waive or modify any term of the Credit Agreement or any of the other Credit Documents or serve as a consent to any other matters prohibited by the terms and conditions thereof. This letter agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and sole Lender

By:	/s/ Glenn Campbell

	Name:	Glenn Campbell
Duly Authorized Signatory

Accepted and agreed to as of the ____ day of September 2004:

BLACK WARRIOR WIRELINE CORP., as Borrower
By:	/s/ William L. Jenkins

	Name:	William L. Jenkins
	Title:	Chief Executive Officer